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                                                                     Exhibit 5.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sponsors and Trustee of
Defined Asset Funds
Government Securities Income Fund--
U.S. Government Zero Coupon Bond Series--3 and 8

We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement Nos. 33-26716 and 333-36109 of our opinions dated May 6 and May 19, 2004 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Trusts Work--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 15, 2004